Exhibit 3.2

THE CLOROX COMPANY
AMENDED AND RESTATED BYLAWS
(as of May 22, 2023)

ARTICLE I
STOCKHOLDERS

Section 1. Annual Meeting.

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders. The Board of Directors may postpone, reschedule or cancel, at any time and for any reason, any previously scheduled annual meeting of the stockholders, before or after notice for such meeting has been sent to the stockholders.

Section 2. Special Meetings.

(a) Except as otherwise required by law or as otherwise provided for or fixed pursuant to the Certificate of Incorporation of the corporation, and subject to the rights of the holders of any series of preferred stock then outstanding, special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting: (i) may be called by the Board of Directors, (ii) may be called by the Chair of the Board and (iii) shall be called by the Chair of the Board or the Secretary of the corporation upon the written request or requests of one or more persons that: (x) “own” (for the purposes of this Section 2, as defined in subsection (a) of Article I, Section 10A of these Bylaws) shares representing at least twenty-five percent (25%) of the Voting Stock (for the purposes of this Section 2, as defined in Article I, Section 10A of these Bylaws) entitled to vote on the matter or matters to be brought before the proposed special meeting (the “requisite percent”) as of the record date fixed in accordance with these Bylaws to determine who may deliver a written request to call the special meeting, and (y) comply with the notice procedures set forth in this Section 2 with respect to any matter that is a proper subject for the meeting pursuant to subsection (e) of this Section 2. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, special meetings of the stockholders of the corporation may not be called by any other person or persons, and only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

(b) Any stockholder seeking to request a special meeting shall first request that the Board of Directors fix a record date to determine the stockholders entitled to request a special meeting (the “ownership record date”) by delivering notice in writing to the Secretary of the corporation at the principal executive offices of the corporation (the “record date request notice”). A stockholder’s record date request notice shall contain information about the number of shares of Voting Stock which are owned of record and beneficially by the stockholder and state the business proposed to be acted on at the meeting (including the identity of nominees for election as director, if any). Upon receiving a record date request notice, the Board of Directors may set an ownership record date. Notwithstanding any other provision of these Bylaws, the ownership record date shall not precede the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors, and shall not be more than ten (10) days after the close of business on the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date upon which a valid record date request notice is received by the Secretary of the corporation, does not adopt a resolution fixing the ownership record date, the ownership record date shall be the close of business on the tenth (10th) day after the date upon which a valid record date request notice is received by the Secretary (or, if such tenth (10th) day is not a business day, the first business day thereafter).

(c) In order for a stockholder-requested special meeting to be called pursuant to subsection (a)(iii) of this Section 2, one or more written requests for a special meeting signed by the stockholders (or their duly authorized agents) who own or who are acting on behalf of persons who own, as of the ownership record date, at least the requisite percent

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(the “special meeting request”), must be delivered to the Secretary. A special meeting request shall: (i) state the business (including the identity of nominees for election as director, if any) proposed to be acted on at the meeting; (ii) bear the date of the signature of each stockholder (or duly authorized agent) submitting the special meeting request; (iii) set forth the name and address of each stockholder submitting the special meeting request, as they appear on the corporation’s books; (iv) contain the information required by Article I, Section 10 of these Bylaws below with respect to any director nominations or other business proposed to be presented at the special meeting, and as to each stockholder requesting the meeting and each other person (including any beneficial owner) on whose behalf the stockholder is acting, other than stockholders or beneficial owners who (x) have provided such request solely in response to any form of public solicitation for such requests and (y) are not affiliates or associates (each as defined in subsection (a) of Article I, Section 10A below) of, or acting in concert with, the stockholder filing such solicitation statement; (v) include documentary evidence that the requesting stockholders own the requisite percent as of the ownership record date; provided, however, that if the requesting stockholders are not the beneficial owners of the Voting Stock representing the requisite percent, then to be valid, the special meeting request must also include documentary evidence of the number of shares of Voting Stock owned by the beneficial owners on whose behalf the special meeting request is made as of the ownership record date; and (vi) be delivered to the Secretary at the principal executive offices of the corporation, by hand or by certified or registered mail, return receipt requested, within sixty (60) days after the ownership record date. The special meeting request shall be updated and supplemented, if necessary, so that the information provided or required to be provided in such request shall be true and correct as of the record date for the stockholder requested-special meeting, and as of the date that is ten (10) business days prior to such meeting or the date of any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for such meeting, in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. Notwithstanding the foregoing or any other provision of these Bylaws, if the record date for determining the stockholders entitled to vote at the meeting is different from the record date for determining the stockholders entitled to notice of the meeting, the special meeting request shall be updated and supplemented: (a) within the time frames set forth in the preceding sentence; or (b) by 8 a.m. local time at the principal executive offices of the corporation on the date of the meeting or of any adjournment or postponement thereof, whichever is earlier, and in either case, the information when provided to the corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting. In addition, a requesting stockholder and each other person (including any beneficial owner) on whose behalf the stockholder is acting, shall provide such other information as the corporation may reasonably request within ten (10) business days of such a request.

(d) After receiving a special meeting request, the Board of Directors shall determine in good faith whether the stockholders requesting the special meeting have satisfied the requirements for calling a special meeting of stockholders, and the corporation shall notify the requesting stockholder of the Board’s determination about whether the special meeting request is valid. The date, time and place of the special meeting shall be fixed by the Board of Directors, and the date of the special meeting shall not be more than ninety (90) days after the date on which the Board of Directors fixes the date of the special meeting. The record date for the special meeting shall be fixed by the Board of Directors as set forth in Article V, Section 3 of these Bylaws.

(e) A special meeting request shall not be valid, and the corporation shall not call a special meeting if: (i) the special meeting request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law; (ii) an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors) was presented at a meeting of stockholders occurring within ninety (90) days preceding the earliest date of signature on the special meeting request; (iii) the special meeting request is delivered during the period commencing ninety (90) days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of stockholders; or (iv) the special meeting request does not comply with the requirements of this Section 2.

(f) Any stockholder who submitted a special meeting request may revoke its written request by written revocation delivered to the Secretary of the corporation at the principal executive offices of the corporation at any time prior to the stockholder-requested special meeting. A special meeting request shall be deemed revoked (and any meeting

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scheduled in response may be cancelled) if the stockholders submitting the special meeting request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own at least the requisite percent at all times between the date the record date request notice is received by the corporation and the date of the applicable stockholder-requested special meeting, and the requesting stockholder shall promptly notify the Secretary of the corporation of any decrease in ownership of shares of Voting Stock of the corporation that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from the requisite percent, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting (and may cancel such meeting).

(g) Business transacted at any stockholder-requested special meeting shall be limited to: (i) the purpose stated in the valid special meeting request received from the requisite percent, and (ii) any additional matters that the Board of Directors determines to include in the corporation’s notice of the meeting. If none of the stockholders who submitted the special meeting request, or their qualified representatives (as defined in subsection (c) of Article I, Section 10 below), appears at the stockholder-requested special meeting to present the matters to be presented for consideration that were specified in the special meeting request, the corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation. For purposes of this Section 2, to be considered a qualified representative of a stockholder, a person must meet the requirements for a qualified representative set forth in subsection (c) of Article I, Section 10 below.

Section 3. Notice of Meetings.

Notice of the place, if any, date, and time of all meetings of the stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law (the “DGCL”) or the Certificate of Incorporation). In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

When a meeting is adjourned to another place, if any, date or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum.

At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of stock of the corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

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If a quorum shall fail to attend any meeting, the chair of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date, or time.

The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 5. Organization.

The Chair of the Board, or in her or his absence, the Chief Executive Officer, or in her or his absence, such person designated by the Board of Directors, or in the absence of such a person, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chair of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chair appoints. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meetings of stockholders of the corporation as it shall deem necessary, appropriate or convenient, including any such rules, regulations and procedures as it may deem necessary, appropriate or convenient regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting.

Section 6. Conduct of Business.

Except to the extent inconsistent with any rules, regulations and procedures as have been adopted by the Board of Directors, the chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to her or him in order. The chair shall have the power to convene and (for any reason) recess, reschedule, postpone or adjourn the meeting to another place, if any, date and time. No notice of the time and place, if any, of adjourned meetings need be given except as required by applicable law.

Section 7. Proxies and Voting.

(a) Except as otherwise provided herein or required by law, each stockholder shall have one (1) vote for every share of stock entitled to vote which is registered in her or his name on the record date for the stockholders entitled to vote at the meeting. In all matters other than the election of directors, the affirmative vote of a majority of the voting power present in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

(b) Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if (i) the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article I, Section 10 or Section 10A or with the requirements for a special meeting request that includes nominees for election as director set forth in Article I, Section 2 of these Bylaws; and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the corporation first distributes its notice of meeting for such meeting to the stockholders, the directors shall be elected by the vote of a plurality of the votes represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 7, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a director is not elected, the director shall offer to tender her or his resignation to the Board of Directors.

The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The director who tenders her or his resignation will not participate in the Board of Directors’ decision.

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(c) Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting.

(d) Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy validly granted by such person or her or his duly authorized agent, which proxy shall be filed with the Secretary of the corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy may be voted after three (3) years from its date unless the proxy provides for a longer period.

(e) Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to subsection (d) of this Section 7, the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy. Execution may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing her or his signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied.

(f) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (e) of this Section 7 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(g) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

Section 8. Voting Procedures and Inspectors of Elections.

(a) The corporation shall, in advance of any meeting of stockholders, appoint one (1) or more persons to act as an inspector (each an “Inspector”) at the meeting and make a written report thereof. The corporation may designate one (1) or more persons as alternate Inspectors to replace any Inspector who fails to act. If no Inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one (1) or more Inspectors to act at the meeting. Each Inspector, before entering upon the discharge of her or his duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of the Inspector’s ability.

(b) The Inspectors shall (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at a meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors; and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist the Inspectors in the performance of the duties of the Inspectors.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or

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changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

(d) In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Sections 211(e) and 212 (c)(2) of the DGCL, any information provided pursuant to Section 211(a)(2)(b)(i) or (ii) of the DGCL, ballots and the regular books and records of the corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section 8 shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the Inspectors’ belief that such information is accurate and reliable.

Section 9. Stock List.

The Secretary, or in the absence of the Secretary, the officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be arranged in alphabetical order for each class of stock, shall show the address of each stockholder and the number of shares registered in her or his name, and shall be open to the examination of any such stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting in the manner provided by applicable law.

The stock ledger shall determine the identity of the stockholders entitled to examine the list of stockholders required by this Section 9 or to vote at the meeting.

Section 10. Notice of Stockholder Business and Nominations.

(a) Annual Meeting.

(i) Nominations of persons for election to the Board of Directors and the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders only (1) pursuant to the corporation’s notice with respect to such meeting; (2) by or at the direction of the Board of Directors; (3) by any stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in the following subsection (a)(ii) of this Section 10, who is entitled to vote at the meeting and who has complied with (x) the notice procedures set forth in this Section 10 and (y) the requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if applicable, or (4) pursuant to Article I, Section 10A of these Bylaws.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of the foregoing subsection (a)(i) of this Section 10, (x) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (y) such business must be a proper matter for stockholder action under the DGCL and (z) in the case of any nomination for director to be made by a stockholder, such nomination must comply with the requirements of Rule 14a-19 under the Exchange Act. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day or earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary (the “Anniversary”) of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the Anniversary, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to the date of such

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annual meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or the date of any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date of the meeting or the date of any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or the date of any adjournment or postponement thereof. Any such update or supplement shall clearly identify the information that has changed since such stockholder’s prior submission. Notwithstanding the foregoing or any other provision of these Bylaws, if the record date for determining the stockholders entitled to vote at the meeting is different from the record date for determining the stockholders entitled to notice of the meeting, the stockholder’s notice shall be updated and supplemented (i) within the time frames set forth in the preceding sentence or (ii) by 8 a.m. local time at the principal executive offices of the corporation on the date of the meeting or of any adjournment or postponement thereof, whichever is earlier, and in either case, the information when provided to the corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting. For the avoidance of doubt, the obligations to update and/or supplement as set forth in this paragraph or in any other Section of these Bylaws (including without limitation Article I, Section 2, subsection (b) of this Section 10 or Article I, Section 10A) shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the corporation relating to any defect, extend any applicable deadlines hereunder or under any other provision of the Bylaws, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder, or under any other provision of the Bylaws, to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.

Such stockholder’s notice shall set forth:

(1) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including, where applicable, Rule 14a-19 thereunder); (ii) such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected and a statement whether such person, if elected, intends to tender a resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors, in accordance with the corporation’s Bylaws; (iii) a description of all agreements, arrangements or understandings (whether or not in writing) between each such stockholder nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the one hand, and the stockholder making such nomination, any beneficial owner (if different) on whose behalf the nomination is made, and any of their respective affiliates and associates, or others acting in concert therewith, on the other hand, in connection with or relating to the nomination, including, without limitation, a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates (as defined in subsection (a) of Article I, Section 10A below) and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and her or his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of

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such registrant; and (iv) a completed and signed questionnaire, representation and agreement required by subsection (d) of this Section 10.

(2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), and each of their respective affiliates or associates or others acting in concert therewith, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder.

(3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a stockholder’s notice must set forth: (i) the name and address of such stockholder, as they appear on the corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith; (ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, if any, has any right to vote any class or series of shares of the corporation, (D) any agreement, arrangement, understanding, relationship or otherwise (whether or not in writing), including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder or such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, if any, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, if any, with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder or such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, if any, that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder or such beneficial owner, or any of their respective affiliates or associates or others acting in concert

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therewith, if any, is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household of such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such stockholder or such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, if any, and (I) any direct or indirect interest of such stockholder or such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, if any, in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, where applicable, Rule 14a-19 thereunder); (iv) the information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner or any of their respective affiliates or associates or any acting in concert therewith; (v) a representation that the stockholder will notify the corporation in writing of any updates and supplements to the stockholder’s notice required by this subsection (a) within the time frames specified in the second paragraph of subsection (a)(ii) above of this Section 10; (vi) a representation whether either such stockholder or beneficial owner will engage in a solicitation with respect to the nomination or other business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to approve or adopt the business to be proposed (in person or by proxy) by the stockholder and, if involving a nomination, a representation that such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, intends to deliver a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of outstanding shares of stock generally entitled to vote for the election of directors; and (vii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or other business.

(iii) The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation including information relevant to a determination whether such proposed nominee can be considered an independent director.

(iv) This subsection (a) shall not apply to a proposal to be made by a stockholder if the stockholder has notified the corporation of her or his intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act or any other rule promulgated under Section 14 of the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such meeting.

(v) Notwithstanding anything in the second sentence of subsection (a)(ii) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least one hundred (100) days prior to the Anniversary, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(vi) Any stockholder giving notice pursuant to this Section 10 relating to the nomination of directors shall deliver to the corporation reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act not later than five (5) business days prior to the date of the applicable meeting of stockholders or, if

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practicable, any adjournment, recess, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, recessed, rescheduled or postponed).

(b) Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors, (ii) provided that one or more directors are to be elected at such meeting and, except in the case of a stockholder-requested special meeting, by any stockholder of record of the corporation who is a stockholder of record at the time of giving of notice provided for in this subsection (b), who is entitled to vote in the election of directors at the meeting and who complies with the notice procedures set forth in subsection (a) of this Section 10, or (iii) in the case of a stockholder-requested special meeting, by any stockholder of the corporation pursuant to Article I, Section 2 of these Bylaws. In the event the corporation calls a special meeting stockholders (other than a stockholder-requested special meeting) for the purpose of electing one or more directors to the Board of Directors, nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by the subsection (a) of this Section 10 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or the date of any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date of the meeting or the date of any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. Notwithstanding the foregoing or any other provision of these Bylaws, if the record date for determining the stockholders entitled to vote at the meeting is different from the record date for determining the stockholders entitled to notice of the meeting, the stockholder’s notice shall be updated and supplemented (i) within the time frames set forth in the preceding sentence, or (ii) by 8 a.m. local time at the principal executive offices of the corporation on the date of the meeting or of any adjournment or postponement thereof, whichever is earlier, and the information when provided to the corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

Notwithstanding any other provision of these Bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Article I, Section 2 of these Bylaws.

(c) General.

(i) Only persons nominated in accordance with the procedures set forth in this Section 10 (or, as applicable, Article I, Section 10A) shall be eligible to be elected at any meeting of stockholders and to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. The chair of the meeting shall have the power and the duty to determine whether a nomination or any other business proposed to be brought before the meeting has been made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation as required by clause (iv) or clause (vi) (as applicable) of subsection (a)(ii)(3) of this

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Section 10) and, if any proposed nomination or other business is not made or proposed in compliance with these Bylaws, to declare that such defective other business proposed or nomination made shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding the foregoing provisions of this Section 10 or Article I, Section 10A, if the stockholder does not provide the information required by the foregoing subsection (a)(ii) of this Section 10 or, as applicable, the information required under Section 10A, to the corporation within the time frames specified herein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to make a nomination or propose other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 10 and Article I, Section 10A, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Nothing in this Section 10 shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(d) Submission of Questionnaire, Representation, Agreement and Interview.

To be eligible to be a nominee of a stockholder for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 10 or Article I, Section 10A and, in the case of a special meeting requested pursuant to Article I, Section 2, as part of the special meeting request) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the forms of which the stockholder making such nomination shall request in writing from the Secretary prior to submitting any notice and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request, provided such request identifies both the stockholder making such request and the beneficial owner(s), if any, on whose behalf such request is being made) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership, trading and other policies and guidelines of the corporation publicly disclosed from time to time; and (D) will abide by the requirements of subsection (b) of Article I, Section 7. Such Stockholder Nominee must also agree to submit to interviews with the Board of Directors or any committee thereof, in substantially similar form to interviews conducted of any new director nominee. Such Stockholder Nominee shall make themselves available for any such interviews within no less than ten (10) business days following the date of such request.

Section 10A. Proxy Access for Director Nominations in the Corporation’s Proxy Materials.

(a) Subject to the terms and conditions set forth in these Bylaws, the corporation shall include in its proxy materials for an annual meeting of stockholders the name, together with the Required Information (as defined in paragraph (b)

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below), of any person nominated for election submitted pursuant to, and who satisfies requirements of, this Section 10A (the “Stockholder Nominee”) to the Board of Directors by one (1) or more stockholders that satisfy the requirements of this Section 10A (such person or group, the “Eligible Stockholder”, as further defined in paragraph (e) below), and that expressly elects at the time of providing the written notice required by this Section 10A (a “Proxy Access Notice”) to have its Stockholder Nominee included in the corporation’s proxy materials, including form of proxy, pursuant to this Section 10A. For the purposes of this Section 10A:

(i) “Voting Stock” shall mean outstanding shares of capital stock of the corporation entitled to vote generally for the election of directors.

(ii) “Constituent Holder” shall mean any stockholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (e) below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (e) below) or qualifying as an Eligible Stockholder.

(iii) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership.

(iv) an Eligible Stockholder shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder (or any Constituent Holder) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include any shares (x) sold by such stockholder or Constituent Holder (or any of their affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or Constituent Holder (or any of their affiliates) for any purposes or purchased by such stockholder or any Constituent Holder (or any of their affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or Constituent Holder (or any of their affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or Constituent Holder’s (or any of their affiliates’) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or Constituent Holder (or affiliate), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Stock represents at the time of entry into such arrangement less than ten percent (10%) of the proportionate value of such index. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. Solely for purposes of determining ownership related to a stockholder’s ability to nominate directors pursuant to this Section 10A, a stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in either case is revocable at any time by the stockholder; provided that an Eligible Stockholder (or any Constituent Holder) has the power to recall loaned shares on five (5) business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(b) For purposes of this Section 10A, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning each Stockholder Nominee and the Eligible Stockholder that the corporation determines is required to be disclosed in the corporation’s proxy statement by the applicable requirements under the Exchange Act and the rules and regulations promulgated thereunder; and (ii) if the Eligible Stockholder so elects, a Statement (as defined in paragraph (g) below). The corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the corporation with respect to the foregoing.

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(c) To be timely, a stockholder’s Proxy Access Notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date that the corporation mailed its proxy statement for the preceding year’s annual meeting of stockholders. In no event shall any adjournment or postponement of an annual meeting, the date of which has been announced by the corporation, commence a new time period for the giving of a Proxy Access Notice.

(d) The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 10A but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders shall be the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 10A (such number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(i) the number of directors in office or director candidates that in either case will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the corporation), other than any such director referred to in this clause (i) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms, but only to the extent the Permitted Number after such reduction with respect to this clause (i) equals or exceeds one (1); and

(ii) the number of directors in office that will be included in the corporation’s proxy materials with respect to such annual meeting for whom access to the corporation’s proxy materials was previously provided pursuant to this Section 10A, other than any such director referred to in this clause (ii) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms;

provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 10A exceeds the Permitted Number, each Eligible Stockholder will select one (1) Stockholder Nominee for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one (1) Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e) An “Eligible Stockholder” is one (1) or more stockholders of record who own and have owned, or are acting on behalf of one (1) or more beneficial owners who own and have owned (in each case as defined above), continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the corporation pursuant to this Section 10A, and as of the record date for determining stockholders eligible to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the corporation and the date of the applicable annual meeting, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one (1) or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two (2) or more collective investment funds that are under common management and funded primarily by a single employer (a “Qualifying Fund”) shall be treated as one (1) stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (e), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 10A. No stockholder (or Constituent Holder) may be a member of more than one (1) group of stockholders constituting an Eligible Stockholder under this Section 10A. A record holder acting on behalf of one (1) or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial

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owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (e), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings.

(f) No later than the final date when a nomination pursuant to this Section 10A may be delivered to the corporation pursuant to a Proxy Access Notice, an Eligible Stockholder (including each Constituent Holder) must provide the information required under clauses (1) and (3) of subsection (a)(ii) of Article I, Section 10 of these Bylaws and the following information in writing to the Secretary of the corporation:

(i) the name and address of, and number of shares of Voting Stock owned by such person and a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission under Rule 14a-18 of the Exchange Act.

(ii) one (1) or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares (which statement shall also be included in the written statements set forth in Item 4 of the Schedule 14N which must be filed by the Eligible Stockholder with the Securities and Exchange Commission), and such person’s agreement to provide:

(1) within ten (10) days after the record date for determining the stockholders entitled to vote at the annual meeting (or by 8 a.m. local time at the principal executive offices of the corporation on the date of the meeting, whichever is earlier, if the record date for determining the stockholders entitled to vote at the meeting is different from the record date for determining the stockholders entitled to notice of the meeting), written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(2) immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;

(iii) any information relating to such Eligible Stockholder (including any Constituent Holder) and their respective affiliates or associates or others acting in concert therewith, and any information relating to such Eligible Stockholder’s Stockholder Nominee(s), in each case that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for the election of such Stockholder Nominee(s) in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Eligible Stockholder (including any Constituent Holder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominee(s), and her or his respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Stockholder (including any Constituent Holder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant.

(v) a representation that such person:

(1) acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent;

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(2) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 10A;

(3) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(4) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and

(5) will provide facts, statements and other information in all communications with the corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 10A.

(vi) in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one (1) group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(vii) an undertaking that such person agrees to:

(1) assume all liability stemming from, and indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation; and

(2) file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.

In addition, no later than the final date on which a Proxy Access Notice may be submitted under this Section 10A, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund are under common management and funded primarily by a single employer. In order to be considered timely, any information required by this Section 10A to be provided to the corporation must be supplemented (by delivery to the Secretary of the corporation) (1) no later than ten (10) days following the record date for determining the stockholders entitled to vote at the applicable annual meeting, to disclose the foregoing information as of such record date; and (2) no later than the fifth (5th) day before the annual meeting, to disclose the foregoing information as of the date that is ten (10) days prior to such annual meeting. Notwithstanding the foregoing or any other provision of these Bylaws, if the record date for determining the stockholders entitled to vote at the annual meeting is different from the record date for determining the stockholders entitled to notice of the meeting, the information shall be supplemented (i) within the time frames set forth in the preceding sentence, or (ii) by 8 a.m. local time at the principal executive offices of the corporation on the date of the meeting, whichever is earlier, and the information when provided to the corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(g) The Eligible Stockholder may provide to the Secretary of the corporation, at the time the Stockholder Notice required by this Section 10A is originally provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained

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in this Section 10A, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(h) No later than the final date when a nomination pursuant to this Section 10A may be delivered to the corporation pursuant to a Proxy Access Notice, each Stockholder Nominee must deliver to the Secretary of the corporation the questionnaire, representation and agreement required by subsection (d) of Article I, Section 10 and:

(i) provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee consents to being named in the corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card) as a nominee and to serving as a director of the corporation if elected.

(ii) complete, sign and submit all other questionnaires required of the corporation’s directors generally.

(iii) provide such additional information as necessary to permit the Board of Directors to determine if:

(1) such Stockholder Nominee is independent under the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors.

(2) such Stockholder Nominee has any direct or indirect relationship with the corporation other than those relationships that have been deemed categorically immaterial pursuant to the corporation’s Corporate Governance Guidelines.

(3) such Stockholder Nominee is not and has not been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

(4) any of the items contemplated by paragraph (j) below apply.

(iv) submit to interviews with the Board of Directors or any committee thereof, in substantially similar form to interviews conducted of any new director nominee. Such Stockholder Nominee shall make themselves available for any such interviews within no less than ten (10) business days following the date of such request.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the corporation relating to any such defect.

(i) Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible, including as a result of a failure to comply with any provisions of these Bylaws, or unavailable for election at that annual meeting or (2) does not receive votes cast in favor of the Stockholder Nominee’s election at least equal to twenty percent (20%) of the shares present in person or represented by proxy and entitled to vote in the election of directors will be ineligible to be a Stockholder Nominee pursuant to this Section 10A for the next two (2) annual meetings. Any Stockholder Nominee who is included in the corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 10A or any other provision of the corporation’s

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Bylaws, Certificate of Incorporation or other applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders.

(j) The corporation shall not be required to include, pursuant to this Section 10A, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the corporation:

(i) if the Stockholder Nominee is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the corporation’s directors, in each case as determined by the Board of Directors;

(ii) if the Stockholder Nominee’s service as a member of the Board of Directors would violate or cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the corporation is traded, or any applicable law, rule or regulation;

(iii) if the Stockholder Nominee has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended;

(iv) if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 10A or any agreement, representation or undertaking required by this Section 10A;

(v) if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting; or

(vi) if the Secretary of the corporation receives one (1) or more valid stockholder notices nominating one (1) or more director candidates pursuant to advance notice requirements set forth in Article I, Section 10 of these Bylaws without such stockholder notice(s) expressly electing to have such director candidate(s) included in the corporation’s proxy materials pursuant to this Section 10A.

For the purposes of this paragraph (j), clauses (i), (ii), (iii) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (iv) will result in the exclusion from the proxy materials pursuant to this Section 10A of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Stockholder Nominee to be nominated; however, (x) clause (v) and, to the extent related to a breach or failure by an Eligible Stockholder (or any Constituent Holder), clause (iv) will result in the Voting Stock owned by such Eligible Stockholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Stockholder, the exclusion from the proxy materials pursuant to this Section 10A of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to be nominated) and (y) clause (vi) will result in the exclusion from the proxy materials pursuant to this Section 10A of all Stockholder Nominees from the applicable annual meeting of stockholders, or, if the proxy statement already has been filed, the ineligibility of all Stockholder Nominees to be nominated.

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ARTICLE II
BOARD OF DIRECTORS

Section 1. Number and Term of Office.

Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors who shall constitute the whole board shall be such number, not less than nine (9), as shall be fixed from time to time by resolution of the Board of Directors. Each director shall be elected for a term of one (1) year and until her or his successor is elected and qualified, except as otherwise provided herein or required by law.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 2. Vacancies.

Subject to the rights of the holders of any series of preferred stock then outstanding, if the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until her or his successor is elected and qualified.

Section 3. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4. Special Meetings.

Special meetings of the Board of Directors may be called by the Chair of the Board, the lead independent director, the Chief Executive Officer, or a majority of the whole board and shall be held at such place, on such date, and at such time as she or he or they shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director (who does not waive notice) by mail, facsimile or other form of written notice not less than seventy-two (72) hours before the meeting or by telephone or electronic transmission not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5. Quorum.

At any meeting of the Board of Directors, a majority of the total number of the whole board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

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Section 7. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8. Powers.

The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation.

Section 9. Fees and Compensation of Directors.

Directors and members of committees of the Board of Directors may be allowed a fixed or annual fee to be determined by resolution of the Board of Directors for acting as a director or a member of a committee. Nothing herein contained shall be construed to preclude any director from serving the corporation in another capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

Section 10. Chair of the Board.

The Chair of the Board shall preside at all meetings of the Board of Directors and the stockholders. The Chair of the Board shall have such powers and perform such duties as are incident to her or his office or as may be properly granted to or required of her or him by the Board of Directors.

ARTICLE III
COMMITTEES

Section 1. Committees of the Board of Directors.

The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation. In the absence or disqualification of any member of any committee and any alternate member in her or his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not she or he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for

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notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV
OFFICERS

Section 1. Generally.

The officers of the corporation shall be a Chief Executive Officer, one (1) or more Vice Presidents and a Secretary. The Board of Directors, in its discretion, may designate from among those officers a Chief Operating Officer, and/or a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, General Managers, a Treasurer, a Controller, one (1) or more Assistant Secretaries, one (1) or more Assistant Treasurers and such other officers as the Board of Directors may deem expedient. Any number of offices may be held by the same person.

Section 2. Appointment.

The Chief Executive Officer, the Vice President or Vice Presidents, the Secretary, any Chief Operating Officer and the Chief Financial Officer shall be appointed by the Board of Directors. Other officers (including those listed in these Bylaws) may be appointed from time to time by the Board of Directors or by an officer to whom the Board of Directors shall have delegated the power to appoint. Each officer of the corporation shall serve at the pleasure of the Board of Directors subject to the rights, if any, of any officer under any contract of employment.

Section 3. Removal and Resignation.

Any officer may be removed either with or without cause, by a majority of the directors attending a duly held directors’ meeting at which a quorum is present or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal has been conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, or to the Secretary without prejudice to the rights, if any, under any contract to which the officer is a party.

Section 4. Vacancies.

A vacancy in any office because of death, resignation, removal or any other cause may be filled by the Board of Directors or by an officer to whom the Board of Directors shall have delegated the power to appoint.

Section 5. Chief Executive Officer.

The Chief Executive Officer shall have such powers and perform such duties as are incident to her or his office or as may be properly granted to or required of her or him by the Board of Directors. In the absence or disability of the Chair of the Board, the Chief Executive Officer shall preside at meetings of the stockholders.

Section 6. Vice President.

In the absence or the disability of the Chief Executive Officer, the Vice Presidents in the order of rank fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the Chief Executive Officer and when so acting shall have the powers of, and be subject to the restrictions

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upon the Chief Executive Officer. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors.

Section 7. Chief Operating Officer.

The Board of Directors may designate one (1) or more officers to serve as Chief Operating Officer(s). The Chief Operating Officer(s) shall (in case the Board of Directors establishes such office or offices), subject to the control of the Chief Executive Officer, if any has been designated, and if not, subject to the control of an officer so designated by the Board of Directors, have general charge, supervision, and authority over all operations of the corporation.

Section 8. Chief Financial Officer.

The Chief Financial Officer, who may, but need not, be the Treasurer, shall keep and maintain adequate and correct books and records of accounts of the corporation, and shall see that all moneys and other valuables of the corporation are deposited in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. She or he shall disburse the funds of the corporation as directed by the Board of Directors, shall render to the Chief Executive Officer and the directors, whenever they request it, an account of all of her or his transactions in her or his official capacity and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

Section 9. Secretary.

The Secretary shall keep, at the principal office of the corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and stockholders, with the time and place held, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof. The Secretary shall keep, at the principal office of the corporation, or at the office of the corporation’s transfer agent, or registrar, a record of its stockholders showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws to be given and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

Section 10. Treasurer and Assistant Treasurers.

The Treasurer (in case the Board of Directors establishes such office) shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as she or he shall select. She or he shall disburse the funds of the corporation and shall issue and sign all checks, drafts, bills of exchange, promissory notes, letters of credit and other evidences of indebtedness; and shall open safe deposit boxes of the corporation. The Treasurer shall also designate employees who shall have authority to sign checks on bank accounts of the corporation.

Checks of the corporation drawn against accounts maintained at any bank, wherever located, may be signed with applied facsimile signature of the Treasurer or any other person designated by her or him. The Secretary is authorized to file with such banks certified specimens of facsimile signatures authorized by this Bylaw.

If required by the Board of Directors, she or he shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of her or his office and for the restoration to the corporation, in case of her or his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in her or his possession or under her or his control belonging to the corporation.

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The Assistant Treasurer (in case the Board of Directors establishes such office or offices), or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall in the absence of the Treasurer or in the event of her or his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Treasurer may from time to time prescribe.

Section 11. Controller.

The Controller (in case the Board of Directors establishes such office) shall have supervision and charge of the accounts of the corporation. She or he shall be responsible for the maintenance of adequate accounting records and shall perform such other duties as shall be assigned to her or him by the Board of Directors or the Chief Financial Officer.

Section 12. Other Officers.

Officers, other than the Chief Executive Officer, Vice Presidents, Chief Operating Officer, Chief Financial Officer, Secretary, Treasurer and Assistant Treasurers, shall have such powers and perform such duties as may be prescribed by the Board of Directors. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE V
STOCK

Section 1. Certificates of Stock.

Shares of the corporation’s stock may be certificated or uncertificated in accordance with the DGCL. The issue of shares in uncertificated form shall not affect shares represented by a certificate until the certificate is surrendered to the corporation. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the corporation by, the Chair of the Board or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by her or him. Any of or all the signatures on the certificate may be facsimile.

Section 2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Article V, Section 4 of these Bylaws or in the case of uncertificated shares, an outstanding certificate for the number of shares involved shall be surrendered, if one has been issued, for cancellation before a new certificate is or uncertificated shares are issued therefor.

Section 3. Record Date.

(a) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of

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stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another certificate or uncertificated shares may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.

The issue, transfer, conversion and registration of certificates of stock and uncertificated shares shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI
NOTICES

Section 1. Notices.

Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder or director shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid. Any such notice shall be addressed to such stockholder or director at her or his last known address as the same appears on the books of the corporation. The time when such notice is received shall be the time of the giving of the notice. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Sections 232 and 233 of the DGCL.

Section 2. Waivers.

A written waiver of any notice, signed by a stockholder or director whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder or director. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

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ARTICLE VII
MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for use of facsimile or other electronic reproduction signatures elsewhere specifically authorized in these Bylaws, facsimile or other electronic reproduction signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3. Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of her or his duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Section 4. Contracts, Etc. How Executed.

Contracts, deeds, mortgages, leases, bonds, powers of attorney, bills of sale, and all documents and paper requiring the signature of the corporation shall be executed by the Chief Executive Officer of the corporation or one (1) of the Vice Presidents or another appropriately authorized officer, employee or agent as is designated by the Board of Directors.

Section 5. Voting of Shares of Other Corporations.

The Chief Executive Officer, any Vice President, or any other officer or agent specifically authorized by resolution of the Board of Directors, or by the Chief Executive Officer or any Vice President, is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any shares of any other corporation held by the corporation.

Section 6. Fiscal Year.

The fiscal year of the corporation shall be as fixed by the Board of Directors.

Section 7. Time Periods.

In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event, or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used; the day of the doing of the act shall be excluded and the day of the event shall be included.

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Section 8. Exclusive Forum for Adjudication of Disputes.

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s stockholders; (c) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time), or (d) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE VIII
AMENDMENTS

These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

ARTICLE IX
EMERGENCY PROVISIONS

Section 1.                Emergency Bylaws.

This Article IX shall be operative during any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, including, but not limited to, an epidemic or pandemic, and a declaration of a national emergency by an applicable governmental authority, or other similar emergency condition, as a result of which a quorum of the Board of Directors or the corporation’s executive committee cannot be readily be convened for action (an “emergency”), notwithstanding any different or conflicting provision in the preceding Articles of these Bylaws or in the Certificate of Incorporation of the corporation. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding Articles and the provisions of the Certificate of Incorporation of the corporation shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article IX shall cease to be operative.

Section 2.                Meetings.

During any emergency, a meeting of the Board of Directors, or any committee thereof, may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or Designated Officers (as defined in Section 3 hereof) as it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 3.                Quorum.

At any meeting of the Board of Directors, or any committee thereof, called in accordance with Section 2 of this Article IX, the presence or participation of two directors, one director and a Designated Officer or two Designated Officers (as defined herein) shall constitute a quorum for the transaction of business.

The Board of Directors or the committees thereof, as the case may be, shall, from time to time but in any event prior to such time or times as an emergency may have occurred, designate the officers of the corporation in a numbered list (the “Designated Officers”) who shall be deemed, in the order in which they appear on such list, directors of the corporation for purposes of obtaining a quorum during an emergency, if a quorum of directors cannot otherwise be obtained.

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Section 4.                Bylaws.

At any meeting called in accordance with Section 2 of this Article IX, the Board of Directors or the committees thereof, as the case may be, may modify, amend or add to the provisions of this Article IX so as to make any provision that may be practical or necessary for the circumstances of the emergency.

Section 5.                Liability.

No officer, director or employee of the corporation acting in accordance with the provisions of this Article IX shall be liable except for willful misconduct.

Section 6.                Repeal or Change.

The provisions of this Article IX shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 5 of this Article IX with regard to action taken prior to the time of such repeal or change.

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